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                                                                    EXHIBIT 23.3

                        [Letterhead of RP Financial, LC.]




September 5, 2002


Boards of Directors
Oswego County Savings Bank
Oswego County MHC
Oswego County Bancorp, Inc.
44 East Bridge Street
Oswego, New York 13126

Members of the Boards:

         We hereby consent to the use of our firm's name in the Form AC Application for Conversion and in the Form S-1 Registration Statement for Bridge Street Financial, Inc., in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Bridge Street Financial, Inc.

                                    Sincerely,


                                    /s/ RP Financial, LC.
                                    ---------------------------
                                    RP FINANCIAL, LC.